UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 21, 2008 (November 7, 2008)
Date of Report (Date of earliest event reported)

CELLYNX GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27147	95-4705831
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

5047 Robert J Mathews Parkway, Suite 400 El Dorado Hills, California 95762
(Address of principal executive offices)

(916) 941-1403
Registrant’s telephone number, including area code

______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Certain Officers; Appointment of Certain Officers.

(c)           Appointment of Executive Chairman of the Board

Effective November 17, 2008, Board of Directors of CelLynx Group, Inc. (the “Company”) appointed Robert J. Legendre, age 51, as Executive Chairman of the Board to assist the Company’s Chief Executive Officer with strategy and execution of the Company’s manufacturing and supply chain operations, corporate development, capital markets and investor relations.  Mr. Legendre brings 25 years of global experience in all aspects of operations management including supply chain management, global operations, captive and contracted offshore manufacturing, NPI management, research & development, engineering development, and sales & marketing. Mr. Legendre held several senior level positions including Sr. Vice President of Global Operations and President of Asia & America's Strategic Business Unit for Powerwave Technologies. He has also held Sr. Management positions in operations and supply chain with Infocus Corporation, Pemstar Corporation and Western Digital, where he managed operations and supply chain in many global locations including Puerto Rico, Singapore and Malaysia. Mr. Legendre has a Bachelor of Science degree in Business from LaSalle University.

On October 1, 2007, Cellynx, Inc., the Company’s wholly-owned subsidiary, granted to Mr. Legendre options to purchase 9,725,991 shares of Cellynx, Inc. Common Stock, at an exercise price of $0.09 per share, in exchange for executive management services rendered as a consultant.  These options were subsequently exchanged for options to purchase 12,234,608 shares of the Company’s Common Stock at an exercise price of $0.0715 per share in connection with the merger between the Company and Cellynx, Inc. on July 24, 2008.

Other than the foregoing, there is no material plan, contract, or arrangement to which Mr. Legendre is a party or in which he participates that is entered into or a material amendment in connection with Mr. Legendre’s appointment as the Executive Chairman of the Board.

There are no family relationships between Mr. Legendre and any of the Company’s directors and other executive officers.

On November 19, 2008, the Company issued a press release announcing the foregoing appointment.  A copy of the press release is incorporated by reference and filed as Exhibit 99.1 to this report.

Item 8.01     Other Events.

On November 7, 2008, the Company filed a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) with the Secretary of State of the State of Nevada after shareholders approved a proposal to increase the number of authorized shares of Common Stock of the Company from 100,000,000 to 400,000,000 by written consent in lieu of a special meeting of shareholders.

As a result of filing the Amendment, 45,516,034 shares of the Company’s Series A Preferred Stock automatically converted into 45,516,034 shares of the Company’s Common Stock.  The Company now has 126,068,846 shares of Common Stock and no shares of Series A Preferred Stock issued and outstanding.

A copy of the filed Amendment is attached as Exhibit 3.6 to this report.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Item

3.1	Certificate of Amendment to Articles of Incorporation of CelLynx Group, Inc.

99.1	Press Release of CelLynx Group, Inc. dated November 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLYNX GROUP, INC.
(Registrant)

Date: November 21, 2008	/s/ Daniel R. Ash
Name: Daniel R. Ash
Title: Chief Executive Officer